Exhibit 10.2
AMKOR TECHNOLOGY, INC.
SECOND AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

Unless otherwise defined herein, the terms defined in the Amkor Technology, Inc. Second Amended and Restated 2007 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Stock Option Award Agreement (the “Award Agreement”).

Participant Name:

Address:

You have been granted an Option to purchase Common Stock of Amkor Technology, Inc. (the “Company”), subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number

Date of Grant

Vesting Commencement Date    See Vesting Schedule Below

Exercise Price per Share

Total Number of Shares Granted

Type of Option:    ___ Incentive Stock Option _X_ Nonstatutory Stock Option

Term/Expiration Date:

1.    Grant of Option. The Company hereby grants to the individual named in this Award Agreement (the “Participant”) an option (the “Option”) to purchase the number of Shares, as set forth in this Award Agreement, at the exercise price per Share set forth in this Award Agreement (the “Exercise Price”), subject to all of the terms and conditions in this Award Agreement and the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Award Agreement as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

2.    Vesting Schedule. Except as provided in Section 4 and subject to any acceleration provisions contained in the Plan or set forth below, this Option will become vested and exercisable in accordance with the following schedule. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in Participant in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting is scheduled to occur:

3.    Termination Period. In the event that Participant ceases to be a Service Provider, the portion of the Option that is not vested as of such date shall be immediately forfeited with no consideration due Participant and the portion of the Option that is vested and exercisable as of the date of such cessation shall remain exercisable (except as otherwise provided below): (x) if Participant ceases to be a Service Provider due to Participant’s resignation for any reason (other than Retirement (as defined in the Plan)) or due to his termination by the Company for any reason, for three (3) months after Participant ceases to be a Service Provider; (y) if Participant ceases to be a Service Provider due to his death or Disability, for twenty-four (24) months after Participant ceases to be a Service Provider; and (z) if Participant ceases to be a Service Provider due to Retirement, for twenty-four (24) months following Participant’s Retirement. If the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon Participant’s death or Disability) would result in liability under Section 16(b), then the vested portion of the Option will terminate on the earlier of (A) the Term/Expiration Date or (B) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b). If the exercise of the Option following the termination of Participant’s status as a Service Provider (other than upon Participant’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the vested portion of the Option will terminate on the earlier of (A) the Term/Expiration Date or (B)  three (3) months after the last day on which the exercise of the Option would be in violation of such registration requirements. Notwithstanding anything contained herein to the contrary, in no event shall this Option be exercised later than the Term/Expiration Date as provided above. In addition, the Option may be subject to earlier termination as provided in Section 16(c) of the Plan.

4.    Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Option at any time, subject to the terms of the Plan. If so accelerated, such Option will be considered as having vested as of the date specified by the Administrator.

5.    Exercise of Option. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Award Agreement and the applicable provisions of the Plan and this Award Agreement. This Option is exercisable by completing the transaction through the Company's captive broker assisted transactions via voice response system or the Internet secured transaction system.

The Option shall be deemed to be exercised upon receipt by the Company of a fully executed exercise notice or other form as may be required by the Company (the “Exercise Notice”). The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), together with any applicable tax withholding. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.

6.    Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of Participant:

(a)    Cash;

(b)    Check;

(c)    Consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(d)    Surrender of other Shares which have a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company; or

(e)    Retention by the Company of a number of the whole Shares otherwise deliverable to the Participant on exercise of the Option having an aggregate Fair Market Value (determined on the date of exercise) equal to the aggregate Exercise Price of the Exercised Shares, unless, in the case of Participants who are not subject to the reporting requirements of Section 16 of the Exchange Act, such right is revoked by the Administrator prior to the time of exercise.

In all events, the aggregate Exercise Price must be paid to the Company within three days after the date of exercise.

Notwithstanding the foregoing, if the Participant is subject to Section 16 of the Exchange Act at the time of exercise, then the exercise price shall be paid as provided in Section 6(e) above, unless the Administrator and Participant agree otherwise.

7.    Tax Obligations.

(a)    Withholding Taxes. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares will be issued to Participant, unless and until satisfactory arrangements (as determined by the Administrator) have been made by Participant with respect to the payment of income, employment and other taxes which the Company determines must be withheld with respect to such exercise. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding obligations hereunder at the time of the Option exercise, Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise. The Company and its subsidiaries are authorized to deduct from any payment owed to Participant any taxes required to be withheld with respect to the exercise of the Option in an amount equal to the maximum statutory rate for each applicable jurisdiction. If the Participant is subject to Section 16 of the Exchange Act at the time the tax withholding obligation becomes due, the Administrator will satisfy any tax withholding obligation by directing the Company to withhold a number of whole Shares from those that Participant would otherwise have received upon the exercise of the Option having a Fair Market Value (determined as of the date on which the withholding obligation arises) equal to the maximum statutory tax withholding rate for each applicable jurisdiction (with any shortfall in withholding due to fractional shares to be paid in cash by Participant), unless the Administrator and Participant agree otherwise. If the Participant is not subject to Section 16 of the Exchange Act at the time the tax withholding obligation becomes due, the Administrator may decide in its sole discretion, at the time such tax withholding obligation arises, to allow the Participant to satisfy any tax withholding obligation by directing the Company to withhold a number of whole Shares from those that Participant would otherwise have received upon the exercise of the Option having a Fair Market Value (determined as of the date on which the withholding obligation arises) equal to the maximum statutory tax withholding rate for each applicable jurisdiction (with any shortfall in withholding due to fractional shares to be paid in cash by Participant), unless the Administrator and Participant agree otherwise.

(b)    Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant or (ii) the date one (1) year after the date of exercise, Participant will immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant as a result of such disposition.

(c)    Code Section 409A. The Option is intended to comply with, or be exempt from, Code Section 409A and all regulations, guidance, compliance programs and other interpretative authority thereunder, and shall be interpreted in a manner consistent therewith. Notwithstanding anything contained herein to the contrary, in the event the Option is subject to Code Section 409A, the Company may, in its sole discretion and without Participant’s prior consent, amend the Plan and/or the Award Agreement, adopt policies and procedures, or take any other actions as deemed appropriate by the Company to (i) exempt the Option from the application of Code Section 409A, (ii) preserve the intended tax treatment of the Option or (iii) comply with the requirements of Code Section 409A. Notwithstanding anything contained herein to the contrary, in no event shall the Company or any Subsidiary have any liability or obligation to Participant or any other person in the event that the Plan or the Option is not exempt from, or compliant with, Code Section 409A.

8.    Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to such Shares, including voting and receipt of dividends and distributions on such Shares.

9.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

10.    Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company, in care of its Stock Plan Administrator at Amkor Technology, Inc., 2045 East Innovation Circle, Tempe, Arizona, 85284, or at such other address as the Company may hereafter designate in writing.

11.    Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.

12.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Award Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto (provided that neither the Option nor this Award Agreement may be assigned by Participant).

13.    Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date the Option is exercised with respect to such Exercised Shares.

14.    Administrator Authority. The Administrator has the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan and this Award Agreement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.

15.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option or the Plan by electronic means or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.

16.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.

17.    Agreement Severable. In the event that any provision in this Award Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Agreement.

18.    Modifications to the Award Agreement. The Plan and this Award Agreement constitute the entire understanding of the parties on the subjects covered herein. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Except as otherwise provided herein or in the Plan, modifications to this Award Agreement can be made only in an express written contract executed by Participant and a duly authorized officer of the Company.

19.    Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Option under the Plan, and has received, read and understands the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.

20.    Governing Law. This Award Agreement will be governed by the laws of the State of Delaware without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Arizona, and agree that such litigation will be conducted solely in the courts of Maricopa County, Arizona, or the federal courts for the United States for the District of Arizona.

21.    Agreement. Participant’s receipt of the Option and this Award Agreement constitutes Participant’s agreement to be bound by the terms and conditions of this Award Agreement and the Plan. Participant’s signature is not required in order to make this Award Agreement effective.

Optionee:                                        Amkor Technology, Inc.:

_____________________________________            By: ________________________

Signature/Date: ____________________	Title: _______________________

Date: _________________________